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                                                                    Exhibit 23.1


Board of Directors and Stockholders
CONSOL Energy Inc.


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the CONSOL Energy Equity Incentive Plan of CONSOL Energy Inc. filed September 22, 1999 of our report dated July 19, 1999, with respect to the consolidated financial statements of CONSOL Energy Inc. included in this Annual Report (Form 10-K) of CONSOL Energy Inc.


                                                           /s/ Ernst & Young LLP



Pittsburgh, Pennsylvania
September 24, 1999